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                                                                   EXHIBIT 10.25

[STAPLES THAT WAS EASY(TM). LOGO]

                                  STAPLES, INC.
                          EXECUTIVE LIFE INSURANCE PLAN

                              SUMMARY OF PROVISIONS

PROGRAM FOR EXECUTIVE OFFICERS

   1. The death benefit is equivalent to 3x salary.

   2. No further premiums will be paid in connection with the split-dollar arrangement.

   3. Premiums paid by Staples to the split-dollar arrangement prior to July 2002 will be recovered at termination.

   4. After the recovery of premiums, Staples will release its security interest in the split-dollar policy and the individual will own the remainder of the policy without limitation.

   5. Future premiums will be "bonused" to individuals and taxed as additional compensation.

   6. Individual will receive an additional "gross-up" payment to cover the income taxes on the "bonus" premium payment.

   7. Staples will not recover premium payments made under the "bonus" arrangement.

   8. Premiums will be paid until the earlier of termination or age 65.